UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

KINDRED HEALTHCARE, LLC

(successor in interest to Kindred Healthcare, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on December 19, 2017, Kindred Healthcare, Inc. (“Kindred” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kentucky Hospital Holdings, LLC (“HospitalCo Parent”), Kentucky Homecare Holdings, Inc. (“Parent”) and Kentucky Homecare Merger Sub, Inc. (“Merger Sub”). Pursuant to the terms of the previously announced Merger Agreement, on July 2, 2018, Merger Sub merged with and into Kindred (the “Merger”), with Kindred continuing as the surviving company in the Merger (the “Surviving Entity”).

Item 1.02.	Termination of a Material Definitive Agreement.

On July 2, 2018, in connection with the Merger, the Company repaid in full the outstanding amounts under the Sixth Amended and Restated Term Loan Credit Agreement dated as of March 14, 2017, among the Company, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) and terminated the Term Loan Credit Agreement. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the Term Loan Credit Agreement.

On July 2, 2018, in connection with the Merger, the Company repaid in full the outstanding amounts under the Fourth Amended and Restated ABL Credit Agreement dated as of June 14, 2016, and as amended September 27, 2017, among the Company, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) and terminated the ABL Credit Agreement. No early termination penalties or prepayment premium were incurred by the Company in connection with the termination of the ABL Credit Agreement.

In addition, on July 2, 2018 and in connection with the Merger, the Company, repaid in full (i) its outstanding $750,000,000 in aggregate principal amount of 8.00% Senior Notes due 2020 (the “2020 Notes”) issued under that certain indenture, dated December 18, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented from time to time (the “2020 Indenture”) governing the 2020 Notes, (ii) its outstanding $500,000,000 in aggregate principal amount of 6.375% Senior Notes due 2022 (the “2022 Notes”) issued under that certain indenture, dated April 9, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented from time to time (the “2022 Indenture”) governing the 2022 Notes, and (iii) its outstanding $600,000,000 in aggregate principal amount of 8.75% Senior Notes due 2023 (the “2023 Notes”) issued under that certain indenture, dated December 18, 2014, among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented from time to time (the “2023 Indenture”) governing the 2023 Notes.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 2, 2018, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company with the Company continuing as the surviving company in the Merger.

At the effective time of the Merger, each share of common stock, par value $0.25 per share, of Kindred (“Kindred Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent, HospitalCo Parent, Merger Sub or Kindred or their respective wholly-owned subsidiaries (which were cancelled) and shares that were owned by stockholders who properly exercised and perfected a demand for appraisal rights under Delaware law), were cancelled and converted into the right to receive $9.00 per share in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”). As of the effective time of the Merger, each outstanding option to purchase Kindred Common Stock (a “Kindred Option”), whether or not then vested or exercisable, was cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such option, subject to any applicable withholding taxes. Each outstanding Kindred Option that had an exercise price that was equal to or greater than the Merger Consideration was cancelled without consideration.

At the effective time of the Merger, each outstanding and unvested stock award on Kindred Common Stock (“Kindred Stock Award”), other than those unvested awards held by certain agreed-upon members of management (“Listed Persons”), were cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Kindred Common Stock in respect of such Kindred Stock Award multiplied by (ii) the Merger Consideration, subject to any applicable withholding taxes. For purposes of this cancellation and conversion of unvested Kindred Stock Awards, each such Kindred Stock Award subject to performance-vesting conditions was deemed earned at the target performance level. The aggregate amount of Merger Consideration paid to holders of Kindred Common Stock, Kindred Options and Kindred Stock Awards was approximately $737.2 million in cash less any applicable withholding taxes.

In addition, at the effective time of the Merger, each outstanding and unvested Kindred Stock Award held by Listed Persons was converted into a replacement cash award for an amount equal to the product of (x) the Merger Consideration and (y) the number of shares of Kindred Common Stock to which such Kindred Stock Award relates (as determined in accordance herewith) (“Replacement Cash Award”). Each Replacement Cash Award is subject to the same terms and conditions applicable to the Kindred Stock Award immediately prior to the effective time of the Merger (including payment on the originally scheduled vesting date of such award), except that (i) any performance-based conditions to which such Kindred Stock Award was subject was deemed earned at the target performance level and (ii) if such Listed Person’s employment is terminated by the Company, HospitalCo Parent, Parent or their respective affiliates, as applicable, without “cause” or by such Listed Person for “good reason” during the service-vesting period applicable to such Listed Person’s Replacement Cash Award, such Replacement Cash Award shall vest and become payable in full, subject to any applicable withholding taxes, as of the date of such termination.

Promptly following the effective time of the Merger, the Surviving Entity was converted into a Delaware limited liability company and the name of the Surviving Entity was changed to Kindred Healthcare, LLC. Subsequently, Kindred Healthcare, LLC separated its Homecare Business (as defined in the Separation Agreement) from its other businesses and distributed such Homecare Business to Parent pursuant to the terms of the previously announced Separation Agreement (the “Separation Agreement”) entered into by Kindred, Parent, HospitalCo Parent, and Kentucky Hospital Merger Sub, Inc. (“Hospital Merger Sub”) concurrently with the execution and delivery of the Merger Agreement. Pursuant to the terms of the Separation Agreement, Hospital Merger Sub then merged with and into Kindred Healthcare, LLC (the “Hospital Merger”), with Kindred Healthcare, LLC continuing as the surviving company in the Merger as an indirectly wholly-owned subsidiary of HospitalCo Parent, which is controlled by affiliates of each of TPG Global, LLC (“TPG”) and Welsh, Carson, Anderson & Stowe XII, L.P. (“WCAS” and, together TPG, the “Sponsors”). HospitalCo Parent funded the Hospital Merger through initial borrowings under its senior secured credit facilities with JPMorgan Chase Bank, N.A., as administrative agent, and the proceeds of equity investments by the Sponsors.

The Separation Agreement relates to, among other things (i) certain restructuring transactions that took place with respect to Kindred and its subsidiaries, (ii) procedures concerning the transfer of certain assets and employees used or employed in the respective businesses of Kindred and (iii) the allocation of costs and expenses related to the separation of the Surviving Entity from the Homecare Business (as defined in the Separation Agreement).

The foregoing descriptions of the Merger Agreement and Separation Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which were included as Exhibit 2.1 and Exhibit 10.1, respectively to Kindred’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2017 and which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Kindred notified the New York Stock Exchange (the “NYSE”) on July 2, 2018 that, at the effective time of the Merger, each share of Kindred Common Stock issued and outstanding immediately prior to such time, other than shares of Kindred Common Stock owned by other than shares held by Parent, HospitalCo Parent, Merger Sub or Kindred or their respective wholly-owned subsidiaries (which were cancelled) and shares that were owned by stockholders who properly exercised and perfected a demand for appraisal rights under Delaware law, was automatically cancelled and converted into the right to receive the Merger Consideration. On July 2, 2018, Kindred requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the shares of Kindred Common Stock. Upon effectiveness of such Form 25, Kindred intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of Kindred Common Stock be deregistered and that Kindred’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Kindred Common Stock that was issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Parent, HospitalCo Parent, Merger Sub or Kindred or their respective wholly-owned subsidiaries (which were cancelled), or (ii) shares that were owned by stockholders who properly exercised and perfected a demand for appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration at the Effective Time. The information contained in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

At the effective time of the Merger, Merger Sub merged with and into Kindred, with Kindred continuing as the surviving company as a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred. Parent, which is owned by the Sponsors and Humana Inc. (“Humana” and, together with the Sponsors, the “Consortium”), funded the Merger Consideration with the proceeds of initial borrowings under its senior secured credit facilities with JPMorgan Chase Bank, N.A., as administrative agent and the proceeds of equity investments by the Consortium members. The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, pursuant to the terms of the Merger Agreement, Phyllis R. Yale, Joel Ackerman, Jonathan D. Blum, Benjamin A. Breier, Paul J. Diaz, Heyward R. Donigan, Richard Goodman, Christopher T. Hjelm, Fred J. Kleisner, Sharad Mansukani, M.D., and Lynn Simon, M.D. ceased serving as the directors of Kindred and Michael LaGatta and Ken Murphy became directors of the Surviving Entity. Following the conversion of the Surviving Entity into a Delaware limited liability company, on July 2, 2018, James T. Flowers, Joel W. Day and Joseph L. Landenwhich were appointed managers of Kindred Healthcare, LLC and Michael LaGatta and Ken Murphy ceased serving as directors of the Surviving Entity.

At the effective time of the Merger, pursuant to the terms of the Merger Agreement, the executive officers of Kindred ceased serving in such capacities and Clive Bode (as Vice President and Secretary), Ken Murphy (as Vice President), Michael LaGatta (as Vice President), Joann Harris (as Chief Compliance Officer), Steven A. Willmann (as Treasurer) and Martin Davidson (as Chief Accounting Officer) became officers of the Surviving Entity. Following the conversion of the Surviving Entity into a Delaware limited liability company, on July 2, 2018, Clive Bode, Ken Murphy, Michael LaGatta, Joann Harris, Steven A. Willmann and Martin Davidson ceased serving as officers of the Surviving Entity and Benjamin A. Breier (as President and Chief Executive Officer), John J. Lucchese (as Chief Financial Officer), Stephen R. Cunanan (as Chief Administrative Officer and Chief People Officer) and William M. Altman (as Executive President, Strategy and Chief of Staff) and other individuals became officers of Kindred Healthcare, LLC.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation as in effect immediately prior to the effective time of the Merger became the certificate of incorporation, as amended and restated, of the Surviving Entity. The Amended and Restated Certificate of Incorporation of Kindred Healthcare, Inc. is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Following the Merger, the Surviving Entity converted into a Delaware limited liability company. In connection therewith, the Surviving Entity filed with the Secretary of State of the State of Delaware on July 2, 2018 a certificate of conversion and certificate of formation and its member, Kentucky Homecare Intermediate, Inc., entered into a limited liability company agreement (the “Initial Limited Liability Company Agreement”) and the name of the Surviving Entity was changed to Kindred Healthcare, LLC. Following the Hospital Merger, Kentucky

Homecare Intermediate, Inc., as withdrawing member of Kindred Healthcare, LLC, the surviving company in the Hospital Merger, and Kentucky Hospital Intermediate LLC, as new sole member of Kindred Healthcare, LLC, entered into an amended and restated limited liability company agreement (the “Amended and Restated Limited Liability Company Agreement”).

The Certificate of Formation of Kindred Healthcare, LLC, the Initial Limited Liability Company Agreement and the Amended and Restated Limited Liability Agreement are filed as exhibits 3.2, 3.3 and 3.4 respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 19, 2017, among Kindred Healthcare, Inc., Kentucky Hospital Holdings, LLC, Kentucky Homecare Holdings, Inc. and Kentucky Homecare Merger Sub, Inc.* (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the SEC on December 21, 2017).

3.1	Amended and Restated Certificate of Incorporation of Kindred Healthcare, Inc. (**)

3.2	Certificate of Formation of Kindred Healthcare, LLC. (**)

3.3	Initial Limited Liability Company Agreement of Kindred Healthcare, LLC. (**)

3.4	Amended and Restated Limited Liability Company Agreement of Kindred Healthcare, LLC. (**)

10.1	Separation Agreement, dated as of December 19, 2017, among Kindred Healthcare, Inc., Kentucky Hospital Holdings, LLC, Kentucky Homecare Holdings, Inc. and Kentucky Hospital Merger Sub, Inc. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed with the SEC on December 21, 2017).

*	Schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally to the SEC upon request a copy of any omitted exhibit or schedule.
**	Filed herewith.

***********

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, LLC (successor in interest to Kindred Healthcare, Inc.)

July 2, 2018	By:	/s/ Joseph L. Landenwich
	Name:	Joseph L. Landenwich
	Title:	General Counsel and Corporate Secretary